Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

CRH America, Inc.	CRH plc
(Exact name of obligor as specified in its charter)	(Exact name of obligor as specified in its charter)

Delaware	Ireland
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

87-0384716	Not Applicable
(I.R.S. employer identification No.)	(I.R.S. employer identification No.)

375 Northridge Road	Belgard Castle
Suite 350	Clondalkin
Atlanta, Georgia	Dublin 22, Ireland
(Address of principal executive offices)	(Address of principal executive offices)

30350	Not Applicable
(Zip Code)	(Zip Code)

(Guaranteed Debt Securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15. Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15 .

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1. A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6. The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 19th day of July 2013.

THE BANK OF NEW YORK MELLON

By:	/s/ Timothy E. Burke
Name:	Timothy E. Burke
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2012, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,356,000
Interest-bearing balances	124,155,000
Securities:
Held-to-maturity securities	8,205,000
Available-for-sale securities	88,405,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	17,000
Securities purchased under agreements to resell	1,290,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	27,994,000
LESS: Allowance for loan and lease losses	243,000
Loans and leases, net of unearned income and allowance	27,751,000
Trading assets	4,936,000
Premises and fixed assets (including capitalized leases)	1,198,000
Other real estate owned	4,000
Investments in unconsolidated subsidiaries and associated companies	1,049,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,443,000
Other intangible assets	1,454,000
Other assets	14,180,000

Total assets	282,443,000

LIABILITIES
Deposits:
In domestic offices	129,296,000
Noninterest-bearing	85,272,000
Interest-bearing	44,024,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	110,151,000
Noninterest-bearing	8,212,000
Interest-bearing	101,939,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,224,000
Securities sold under agreements to repurchase	1,030,000
Trading liabilities	6,967,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	2,740,000
Not applicable
Not applicable
Subordinated notes and debentures	1,065,000
Other liabilities	8,917,000

Total liabilities	262,390,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,725,000
Retained earnings	9,273,000
Accumulated other comprehensive income	-430,000
Other equity capital components	0
Total bank equity capital	19,703,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	20,053,000

Total liabilities and equity capital	282,443,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Catherine A. Rein	Directors
Michael J. Kowalski